Exhibit 21.1

ROCKWOOD HOLDINGS, INC.
SUBSIDIARIES

Name of Subsidiary	State/Jurisdiction of Incorporation
Aachener Chemische Werke Gesellschaft für glastechnische Produckte und Verfahren GmbH	Germany
Advantis Technologies, Inc.	Delaware
Agena Resinas e Colas Ltda.	Brazil
Alberti & Co. GmbH	Germany
AlphaGary (Canada) Limited	Canada
AlphaGary Corporation	Delaware
AlphaGary Limited	United Kingdom
AM Craig Ltd.	United Kingdom
Ardrox—Agena Quimica Ltda.	Brazil
Ardrox Ltd.	United Kingdom
BAE Vermögensverwaltungs GmbH	Germany
BCI Pensions Trustees Ltd.	United Kingdom
Bedec Tir S.A.	France
Bonder Iran S.S.K. (a)	Iran
Brent Europe Ltd.	United Kingdom
Brent International B.V.	United Kingdom
Brockhues GmbH & Co. KG	Germany
Caledonian Applied Technology Limited	United Kingdom
CeramTec Innovative Ceramic Engineering (M) Sdn. Bhd.	Malaysia
CeramTec AG Innovative Ceramic Engineering	Germany
CeramTec Anlagen und Betriebs GmbH	Germany
CeramTec Czech Republic s.r.o.	Czech Republic
CeramTec Ibérica—Innovative Ceramic Engineering S.L.	Spain
CeramTec Italia S.r.l.	Italy
CeramTec Korea Ltd.	Korea
CeramTec North America Innovative Ceramic Engineering Corporation	Delaware
CeramTec UK Ltd.	United Kingdom
Cerasiv GmbH Innovatives Keramik-Engineering	Germany
Cetema B.V.	Netherlands
Changchun Chemicals Co., Ltd.	China
Changshu Rockwood Pigments Company Limited	China
Chemetall (Australasia) Pty. Ltd.	Australia
Chemetall (Proprietary) LTD.	South Africa
Chemetall (Thailand) Co. Ltd.	Thailand
Chemetall Danmark A/S	Denmark
Chemetall AG	Switzerland
Chemetall Asia Pte. Ltd.	Singapore
Chemetall Chemical Products Inc.	Delaware
Chemetall Corp.	Delaware
Chemetall do Brasil Ltda.	Brazil
Chemetall Finland Oy	Finland

Chemetall Foote Corp.	Delaware
Chemetall Ges.m.b.H.	Austria
Chemetall GmbH	Germany
Chemetall Holding GmbH	Austria
Chemetall Hong Kong Ltd.	China
Chemetall Hungária Vegyianyagokat Gyártó es Forgalmazó Kft	Hungary
Chemetall India Company Ltd.	United Kingdom
Chemetall Italia S.r.l.	Italy
Chemetall Japan K.K.	Japan
Chemetall Mexicana, S.A. de C.V.	Mexico
Chemetall N.V.	Belgium
Chemetall Philippines Co. Ltd., Inc.	Philippines
Chemetall PLC	United Kingdom
Chemetall Polska Sp. zo.o.	Poland
Chemetall Sdad. Anma.	Spain
Chemetall S.r.l.	Italy
Chemetall s.r.o.	Czechia
Chemetall Sanayi Kimyasallari Ticaret ve Sanayi A.S.	Turkey
Chemetall S.A.S.	France
Chemetall Skandinavien Ytteknik AB	Sweden
Chemetall Speciality Chemicals Ltd.	United Kingdom
Chemetall Surface Treatment Holding Co., Ltd.	Thailand
Chemetall Taiwan Co., Ltd.	Taiwan
Chemetall TL S.r.l.	Italy
Chemetall-Rai India Ltd.	India
Chemical Specialties, Inc.	North Carolina
Chemserve Ltd.	United Kingdom
ChemStore GmbH	Germany
Chillihurst Limited	United Kingdom
Chongqing Chemetall Chemicals Co., Ltd.	China
CM Services B.V.	Netherlands
CM-Hilfe GmbH Unterstützungskasse	Germany
Compugraphics International Limited	United Kingdom
Compugraphics U.S.A. Inc.	Delaware
Creambay Limited	United Kingdom
Creamglade Limited	United Kingdom
CSI Kemwood AB	Sweden
CSI Kemwood Oy	Finland
CSI Wood Protection Limited	United Kingdom
Cyantek Corporation	Delaware
Deutsche Baryt-Industrie Dr. Rudolf Alberti GmbH & Co. KG	Germany
DICON Explosives Company Ltd.	Nigeria
DNJV Vermögensverwallung GmbH	Germany
Dynamit Nobel GmbH	Germany
Dynamit Nobel Unterstützungsfonds GmbH	Germany
EKOKEMI GmbH	Germany
Electrochemicals Inc.	Delaware

Exsil, Inc.	Delaware
Foote Chile Holding Company	Delaware
Foote Minera e Inversiones Ltda.	Chile
Fuyang Golden Autumn Chemicals Company Limited	China
Guangzhou Huali Sachtleben Chemicals Company Ltd.	China
hebro chemie Anlagen-und Betriebs-GmbH	Germany
hebro chemie GmbH	Germany
Industrieservice Ges.m.b.H.	Austria
Inorganic Pigments Limited	United Kingdom
iSiltec Innovative Silicon Technologies GmbH	Germany
isiltec Wafer Reclaim GmbH	Germany
Isiltec, Inc.	Georgia
KENDELL s.r.l.	Italy
Knight Chimique de Specialite S.A.S.	France
Knight Lux 1 S.á.r.l.	Luxembourg
Knight Lux 2 S.á.r.l.	Luxembourg
LRG Recycling GmbH Leverkusen	Germany
Lurex, Inc	Delaware
Metalon Stolberg Gesellschaft mit beschränkter Haftung	Germany
MIWAC Mitteldeutsche Wasserchemie GmbH	Germany
Mustardgrange Limited	United Kingdom
Nigerian Development and Construction Company Ltd.	Nigeria
Oakite Canada Ltd.	Canada
Oakite Products, Inc.	Delaware
Petri-DN GmbH Inflator Systems	Germany
Pigment Chemie Gesellschaft mit beschränkter Haftung	Germany
Princeton Silver Limited	United Kingdom
ProCeram spol. S.r.o.	Czech Republic
Process Ink Holdings Ltd.	United Kingdom
Process Inks And Coatings Ltd.	United Kingdom
Rockwood (Ningbo) Chemicals Corporation Limited	China
Rockwood Absorbents (Baulking) Limited	United Kingdom
Rockwood Additives Limited	United Kingdom
Rockwood America Inc.	Delaware
Rockwood Clay Additives GmbH	Germany
Rockwood Electrochemicals (Suzhou) Co., Ltd.	China
Rockwood Electrochemicals Asia Limited	Taiwan
Rockwood Electronic Materials Limited	United Kingdom
Rockwood Electronics France SA	France
Rockwood Industries Spain S.L.	Spain
Rockwood Italia S.p.A.	Italy
Rockwood Pigmente Holding GmbH	Germany
Rockwood Pigments (UK) Limited	United Kingdom
Rockwood Pigments and Trading Pty Ltd.	Australia
Rockwood Pigments NA, Inc.	Delaware
Rockwood Specialties (Singapore) Pte Limited	Singapore

Rockwood Specialties Australia Pty Ltd.	Australia
Rockwood Specialties Consolidated, Inc.	Delaware
Rockwood Specialties GmbH	Delaware
Rockwood Specialties Group CeramTec GmbH	Germany
Rockwood Specialties Group Chemetall GmbH	Germany
Rockwood Specialties Group GmbH	Germany
Rockwood Specialties Group Hebro GmbH	Germany
Rockwood Specialties Group Sachtleben GmbH	Germany
Rockwood Specialties Group, Inc.	Delaware
Rockwood Specialties Inc.	Delaware
Rockwood Specialties International, Inc.	Delaware
Rockwood Specialties Limited	United Kingdom
Rockwood Vermögensverwaltung GmbH	Germany
Sachtleben Chemie Anlagen-und Betriebs-GmbH	Germany
Sachtleben Chemie GmbH	Germany
Sachtleben Commercial and Trading (Shanghai) Company Limited	China
Sachtleben Corporation	Delaware
Sales de Magnesio Ltda.	Chile
Shanghai CeramTec Co., Ltd. (a)	China
Shanghai Chemetall Chemicals Co., Ltd.	China
Silo Pigmente GmbH	Germany
Sociedad Chilena de Litio Ltda.	Chile
Southern Clay Products, Inc.	Texas
Southern Color N.A., Inc.	Delaware
SureChem Industries Pty Ltd.	Australia
Suzhou CeramTec High-Tec Ceramics Co., Ltd.	China
The Brent Manufacturing Company Ltd.	United Kingdom
Viance Limited	United Kingdom
Viance LLC	Delaware
Viance Oy	Finland
Winnets Inks Ltd.	United Kingdom
Würgendorf Genehmigungshaltergesellschaft mbH	Germany

(a) In the process of dissolution